SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2004

SAVVIS COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-29375	43-1809960
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1 SAVVIS Parkway, Town & Country, Missouri		63017
(Address of Principal Executive Office)		(Zip Code)

Registrant’s telephone number, including area code: (314) 628-7000

(Former Name or Former Address, if Changed Since Last Report)

ITEM 9.    REGULATION FD DISCLOSURE

On August 6, 2004, SAVVIS Communications Corporation issued a press release announcing the distribution of common shares of SAVVIS held in the name of Bridge Information Systems, Inc. (“Bridge”) to secured creditors of Bridge pursuant to a plan of liquidation approved in connection with the voluntary petition for bankruptcy filed by Bridge in February of 2001.

Attached as Exhibit 99.1 is a copy of the August 6, 2004 press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SAVVIS COMMUNICATIONS CORPORATION

By:	/S/ JEFFREY H. VON DEYLEN
Name: Jeffrey H. Von Deylen
Title: Chief Financial Officer

Date: August 9, 2004

EXHIBIT INDEX

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Exhibit No	Description

99.1	Press release, dated August 6, 2004.